SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 30, 2004

                                 GOAMERICA, INC.
               (Exact Name of Registrant as Specified in Charter)



          Delaware                    0-29359                22-3693371
----------------------------   ----------------------   --------------------
(State or Other Jurisdiction  (Commission File Number)     (IRS Employer
      of Incorporation)                                  Identification No.)



     433 HACKENSACK AVENUE, HACKENSACK NJ             07601
     ------------------------------------             -----
   (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code (201) 996-1717

ITEM 3.02  Unregistered Sale of Equity Securities

Pursuant to an Asset Purchase Agreement, dated as of November 30, 2004, between GoAmerica, Inc. ("GoAmerica") and GoAmerica Communications Corp., a wholly owned subsidiary of GoAmerica (collectively, the "Company"), and Alan Cohnen (the "Seller"), the Company purchased certain assets of the Seller relating to wireless products, services and accessories in consideration of the issuance of 30,000 shares of GoAmerica common stock (the "Shares") and approximately $75,000 in cash. The value of the Shares was approximately $300,000, based on the average closing price of GoAmerica's common stock as reported by Nasdaq over the 15 trading days preceding closing of the transaction.

The Shares are being issued to the Seller pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. GoAmerica relied on various representations of Seller concerning Seller's investment intent and sophistication in agreeing to issue the Shares, and the Seller received certain standard piggy-back registration rights with respect to the Shares.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      GOAMERICA, INC.

                                                      By: /s/ Daniel R. Luis
                                                         -----------------------
                                                         Daniel R. Luis
                                                         Chief Executive Officer

Dated: December 3, 2004